Exhibit 99.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (“Agreement”) is entered into and effective as of the 1st day of December, 2005 (“Effective Date”) by and between COMMERCE ENERGY GROUP, INC., a Delaware corporation, on behalf of itself and any and all of its subsidiaries (together, the “Company”), and LAWRENCE CLAYTON, JR. (“Executive”).
RECITALS
     A. The Company is in the business of providing a range of diversified energy services (the “Business”).
     B. The Company wishes to employ Executive to serve as its Chief Financial Officer.
     C. Executive wishes to be employed by the Company and to serve in such capacity under the terms and conditions below.
     NOW, THEREFORE, the parties agree as follows:
     1. Position and Duties.
          (a) On December 1, 2005, (“Commencement Date”) Company will employ Executive to serve as its Chief Financial Officer, reporting to Company’s Chief Executive Officer (“CEO”). As Chief Financial Officer, Executive will be responsible for all financial reporting, accounting, finance and risk management functions of the Company, as well as supporting the CEO in implementing a new strategic business plan for the Company, to perform the duties and responsibilities customarily expected to be performed by the chief financial officer of a publicly reporting commercial business entity, and to perform such other duties and functions as are reasonably required and/or as may be prescribed by the CEO or the Company’s Board of Directors (“Board”) from time to time.
          (b) The location of Executive’s employment will be the Company’s headquarters offices in Costa Mesa, California, but Executive from time to time may be required to travel to other geographic locations in connection with the performance of his duties.
     2. Standards of Performance. Executive will at all times faithfully, industriously and to the best of his ability, experience and talents perform all of the duties required of and from him pursuant to the terms of this Agreement. Executive will devote his full business energies and abilities and all of his business time to the performance of his duties hereunder and will not, without the Company’s prior written consent, render to others any service of any kind (whether or not for compensation) that, in the Company’s sole but reasonable judgment, would or might interfere with the full performance of his duties hereunder. Notwithstanding the foregoing, Executive is permitted to spend reasonable amounts of time to manage his personal financial and legal affairs and, with the Company’s consent which will not be unreasonably withheld, to serve on civic, not-for-profit, charitable, or industry boards and advisory committees, provided that such activities, individually and collectively, do not materially interfere with the performance of Executive’s duties hereunder. In no event will Executive engage in any activities that could reasonably create a conflict of interest or the appearance of a conflict of interest. Executive shall be subject to the Company’s policies, procedures and approval practices, as generally in effect from time to time.
     3. Term. Executive will be employed for no specific term and until terminated pursuant to the terms of this Agreement. Except as otherwise provided in the Agreement, the company and Executive shall each have a right to terminate this Agreement upon sixty (60) days written notice.
     4. Compensation, Benefits and Policies.
          (a) Base Salary. As an annual base salary (“Base Salary”) for all services rendered pursuant to this Agreement, Executive will be paid an initial Base Salary in the gross amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) calculated on an annualized basis, less necessary withholdings and authorized deductions, and payable pursuant to the Company’s regular payroll practices at the time. The Base Salary is first subject to review within the first three months after the end of the fiscal year ending July 31, 2006 (“fiscal 2006”) and, thereafter, subject to periodic review not less frequently than annually within the first three months after the end of the next successive fiscal year, and to increase (but not decrease) as approved by the Compensation Committee of the Board (“Compensation Committee”), or, if the Board desires to approve increases to the Base Salary, the Board, in the sole discretion of the Compensation Committee or the Board, as applicable.
          (b) Incentive Bonus Eligibility.
          (i) For fiscal 2006, Executive is eligible for consideration for an incentive bonus (“Incentive Bonus”), which will be a percent of Base Salary. The target amount of the Incentive Bonus will be determined by the Compensation Committee in discussions with Executive within ninety (90) days after the Commencement Date, and will be tied to the Company’s achievement of financial objectives established by the Board. For the avoidance of doubt, the Incentive Bonus will be payable only if financial objectives established by the Board are achieved.
          (ii) Executive must be employed by the Company as of the last day of any fiscal year to be eligible for consideration for the Incentive Bonus for that fiscal year. The Incentive Bonus will be calculated as of the end of each fiscal year, and payable ninety (90) days thereafter or promptly following the filing of the Company’s Annual Report on Form 10-K, whichever is later.
          (iii) Incentive Bonus eligibility for the Company’s fiscal year ending July 31, 2007 and thereafter will be established as part of any overall executive incentive compensation plan, in which Executive may participate in designing and proposing to the Compensation Committee for its consideration.
     (c) Stock Options.
          (i) Term Option. On the Commencement Date, the Company shall grant to Executive a non-qualified stock option (the “Term Option”) to purchase 120,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Term Option shall become exercisable as follows: 40,000 shares shall become vested and fully exercisable on each of the first, second and third anniversaries of the Commencement Date. The exercise price per share shall be the greater of (A) Fair Market Value (as defined in this Agreement) or (B) the Cash Value (as defined in this Agreement) of the Common Stock on the Commencement Date, the date of grant.
          (ii) Definition of Fair Market Value. For purposes of this Agreement, “Fair Market Value,” as of any date (the “Determination Date”) means: (a) the closing price of a share of Common Stock on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (b) if such stock is not traded on the Exchange but is quoted on The Nasdaq Stock Market or a successor quotation system, (1) the last sales price (if the stock is then listed on the Nasdaq National Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by The Nasdaq Stock Market or such successor quotation system; or (c) if such stock is not traded on the Exchange or quoted on The Nasdaq Stock Market but is otherwise traded in the over-the-counter market, the average of the closing bid and asked prices on the Determination Date; or (d) if subsections (a)-(c) do not apply, the fair market value established in good faith by the Board.
          (iii) Definition of Cash Value. For purposes of this Agreement, “Cash Value” as of any date (the “Determination Date”) means the cash value per share of the Company’s Common Stock on the Determination Date, determined by dividing (a) the sum of the Company’s cash, restricted cash and deposits by (b) the number of shares of Common Stock outstanding, in each case as reported in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.
          (iv) Option Agreements Controlling. The Term Option shall be evidenced by a stock option agreement in substantially the same form as attached hereto as Exhibit A. If a conflict arises between this Agreement and any such option agreement, the option agreement will govern.
          (d) Restricted Stock Award. On the Commencement Date for past services rendered to the Company, the Company shall grant to Executive a stock bonus award in the form of 45,000 restricted shares of Common Stock (the “Restricted Shares”). Such Restricted Shares shall be subject to forfeiture (repurchase right), and shall vest (termination of the repurchase right) as follows: (i) 15,000 of the Restricted Shares shall vest as of the first anniversary of the Commencement Date; (ii) 15,000 of the Restricted Shares shall vest based on achievement of performance targets for fiscal 2007 established by the Compensation Committee for such purpose within ninety (90) days of the beginning of fiscal 2007; and (iii) 15,000 of the Restricted Shares shall vest based on achievement of performance targets for fiscal 2008 established by the Compensation Committee for such purpose within ninety (90) days of the beginning of fiscal 2008. To the extent that performance targets for any fiscal year include Company achievement of financial targets, the determination as to whether Restricted Shares have vested will be determined by reference to the Company’s audited financial statements for the applicable fiscal year, as set forth in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission with respect to such fiscal year. Executive must be employed as of the first anniversary of the Commencement Date for 15,0000 Restricted Shares to vest as of that date, and further must be employed as of the last day of any fiscal year for Restricted Shares to vest with respect to that fiscal year. The restricted stock grant shall be evidenced by a restricted stock agreement in the form attached hereto as Exhibit B. If a conflict arises between this Agreement and the restricted stock agreement, the restricted stock agreement will govern.
          (e) Paid Time Off and Benefits. Executive will accrue paid time off for vacation at the rate of four (4) weeks for each year of employment. Except for emergencies or other unanticipated events, the days selected for Executive’s vacation must be mutually agreeable to the Company and to Executive. Executive will accrue paid time off for illness pursuant to the Company’s regular policies. In addition, Executive is entitled to participate in any plans regarding benefits of employment, including pension, profit sharing, group health, disability insurance and other employee welfare benefit plans now existing or hereafter established to the extent that Executive is eligible under the terms of such plans and if the other executive officers of the Company generally are eligible to participate in such plan. The Company may, in its sole discretion and from time to time, establish additional senior management benefit plans as it deems them appropriate. Executive understands that any such plans may be modified or eliminated in the Company’s sole discretion in accordance with applicable law.
          (f) Relocation Payment; Reimbursement of Relocation Costs. The Company will provide Executive with a relocation payment in the amount of $20,000 for incidental costs associated with his relocation, which incidental costs need not be supported by documentation. In addition, upon submission of documentation acceptable to the Company, the Company will reimburse Executive for expenses incurred in connection with Executive’s relocation to a reasonable commuting distance from the Company’s headquarters office, up to a maximum of $80,000 (for a combined total possible relocation amount of $100,000); provided, however, that if the documented relocation expense was not incurred prior to or more than twelve (12) months after the Commencement Date, and, provided further, that Executive is not related by blood or marriage to any person who is the provider or an employee of the provider of any service or facility to which the documented relocation expense relates. The documented relocation expense reimbursement under this subsection (f) shall cover such items as real estate commissions paid by Executive in connection with the sale of the Texas residence owned by Executive, and closing costs for the purchase by Executive of a primary residence within a reasonable commuting distance on the Company’s headquarters office; rent for temporary housing in Southern California; reasonable costs associated with roundtrip travel by Executive and his spouse related to house hunting and/or relocation; and reasonable costs associated with the moving and storage of Executive’s household goods.
          (g) Reimbursement of Business Expenses. The Company will promptly reimburse to Executive his reasonable, customary and documented out-of-pocket business expenses, including cellular telephone expenses, in connection with the performance of his duties under this Agreement, and in accordance with the policies and procedures established by the Company.

          (h) Sarbanes-Oxley Act Loan Prohibition. To the extent that any Company benefit, program, practice, arrangement or this Agreement would or might otherwise result in Executive’s receipt of an illegal loan (the “Loan”), the Company shall use commercially reasonable efforts to provide Executive with a substitute for the Loan that is lawful and of at least equal value to Executive. If this cannot be done, or if doing so would be significantly more expensive to the Company than making the Loan, the Company need not make the Loan to Executive or provide him a substitute for it.
     5. Termination of Employment.
          (a) By Company Without Cause. The Company may terminate Executive’s employment without Cause (as defined in this Agreement) effective on sixty (60) days’ written notice. In such event and subject to the other provisions of this Agreement, Executive will be entitled to:
          (i) continued coverage under the Company’s benefit plans through the termination date;
          (ii) payment of all earned but unpaid compensation (including accrued unpaid vacation) through the effective date of termination, payable on or before the termination date;
          (iii) reimbursement of any monies advanced or incurred by Executive in connection with his Employment for reasonable and necessary Company-related business expenses incurred on or before the termination date;
          (iv) payment of the equivalent of the Base Salary Executive would have earned over the next 12 months (less necessary withholdings and authorized deductions) at his then current Base Salary rate (“Severance Payment”), payable in six (6) equal monthly installments starting on the first business day after six (6) months from the termination date (“Severance Period”);
          (v) at Executive’s option, reimbursement of insurance premiums payable to continue his group health coverage pursuant to the provisions of COBRA for the first twelve (12) months following the termination date; and
          (vi) The number of outstanding unvested stock options and restricted stock previously granted to Executive that would have vested over the twelve (12) month period after such termination as if Executive remained employed by the Company shall vest upon such termination (“Accelerated Vesting”).
Executive shall not receive the payments and benefits under subsections (iv)-(vi), above, unless he signs the severance agreement and general release document attached as Exhibit C. In addition, if Executive accepts other employment within twelve (12) months of the termination date, the Company’s obligation to pay any unpaid portion of the Severance Payment and premiums for continuation of group health insurance coverage will be extinguished as of the date the employment offer is accepted by Executive.

          (b) By Company With Cause. The Company may terminate Executive’s employment at any time and without prior notice, written or otherwise, for Cause. As used in this Agreement, “Cause” shall mean any of the following conduct by Executive: (i) material breach of this Agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of his position following written notice from the Board and a reasonable opportunity to cure of not less than twenty (20) days, or the failure to follow a reasonable and lawful instruction of the Board following written notice from the Board and an opportunity to cure of at least ten (10) days, unless, in either case, the Board reasonably determines that notice and the opportunity to cure would be impractical or futile; (iii) misconduct, dishonesty, self-dealing, fraud or similar conduct; or (iv) conviction of a crime or plea of guilty or nolo contendere for other than a minor traffic offense. In the event of termination for Cause, Executive will be entitled only to payment of any earned but unpaid compensation (Base Salary and accrued but unpaid vacation) through the termination date, which for purposes of this subparagraph (b) will be the date on which the notice is given. The Company will have no further obligation to pay any compensation of any kind (including without limitation any bonus or portion of a bonus that otherwise may have become due and payable to Executive with respect to the year in which such termination date occurs), or severance payment of any kind nor to make any payment in lieu of notice.
          (c) Incapacity or Death.
               (i) If Executive becomes unable, due to physical or mental illness or injury, to perform the essential duties of his position for more than twelve (12) weeks in any twelve (12) month period during this Agreement with or without reasonable accommodation (“Incapacity”), the Company has the right to terminate Executive’s employment on fifteen (15) days’ written notice. In the event of termination for Incapacity, Executive will be entitled to receive: (A) payment of all earned but unpaid compensation through the effective date of termination, as specified in the notice, and (B) whatever benefits to which he may be entitled pursuant to the Company’s benefit plans; and
               (ii) Executive’s employment pursuant to this Agreement shall be immediately terminated without notice by the Company upon the death of the Executive. If Executive should die while actively employed pursuant to this Agreement, the Company will pay to his estate or designated beneficiaries within sixty (60) days: (A) payment of all earned but unpaid compensation through the date of Executive’s death, and (B) whatever benefits to which he or his estate may be entitled pursuant to the Company’s benefit plans.
          (d) Resignation for Good Reason. Executive may terminate this Agreement for Good Reason (as defined in this Agreement) by giving written notice of such termination, which termination will become effective on the thirtieth day following receipt. As used in this Agreement, “Good Reason” shall mean any one of the following, provided that with respect to (A) and (B) herein, the Company has failed to cure the occurrence within twenty (20) days of receiving written notice from Executive specifying the event or condition constituting the Good Reason and the specific reasonable cure requested by Executive: (A) reduction in Executive’s salary or participation in benefits, except as part of a general change in compensation plans or benefits for all similarly situated executives; (B) any failure by the Company to comply with a material provision of this Agreement; or (C) within 180 days after a Change of Control (as defined in this Agreement). In the event of resignation for Good Reason, Executive will be entitled to the benefits set forth in subsection (a), above, in the event of termination by the Company without Cause, on the same conditions that apply to those benefits, specifically including, but not limited to, the signing of the severance agreement and general release document, attached as Exhibit C.
               As used in this Agreement, a “Change in Control” shall mean any of the following events:
          (i) the acquisition by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than (i) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an “Affiliate”), of any securities of the Company, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of (i) the outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
          (ii) the Company is a party to a merger or consolidation with a person other than an Affiliate which results in the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or
          (iii) all or substantially all of the assets of the Company are, in any transaction or series of transactions, sold or otherwise disposed of (other than to an Affiliate);
provided, however, that in no event shall a “Change in Control” be deemed to have occurred for purposes of this Agreement (i) solely because the Company engages in an internal reorganization, which may include a transfer of assets to, or a merger or consolidation with, one or more Affiliates, or (ii) as a result of any transaction or series of transactions that has been approved by the Board.
          (e) Resignation for other than Good Reason. In the event that the Executive resigns for other than Good Reason as defined above in subsection (d), above, Executive will be entitled only to payment of any earned but unpaid compensation (Base Salary and accrued but unpaid vacation) through the termination date. The Company will have no further obligation to pay any compensation of any kind (including without limitation any bonus or portion of a bonus that otherwise may have become due and payable to Executive with respect to the year in which such termination date occurs), or severance payment of any kind.

          (f) Reaffirmation of Confidentiality Promises. As a further condition of Executive receiving the Severance Payment and other benefits under subsections (a)(iv)-(vi), above, Executive must specifically reaffirm the provisions of Section 6 below.
          (g) IRC Section 409A. Notwithstanding anything herein to the contrary, to the extent that either party determines in good faith that any payment pursuant to this Section 5 provides for a “deferral of compensation” under Section 409A of the Internal Revenue Code, as amended (“Section 409A”), the parties will discuss in good faith and thereafter will amend the provisions of this Agreement to preserve the original intent of the Agreement to the extent possible without violating the provisions of Section 409A.
     6. Proprietary Information Obligations.
          (a) Proprietary Information and Confidentiality. Both before and during the term of Executive’s employment, Executive will have access to and become acquainted with Company confidential and proprietary information (together “Proprietary Information”), including but not limited to information or plans concerning the Company’s customer relationships; personnel; sales, marketing and financial operations and methods; trade secrets, formulae, devices; secret inventions; processes; and other compilations of information, records, and specifications. Executive will not disclose any of the Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as reasonably required or specifically requested in the course of his employment with the Company or as authorized in writing by the Company. Notwithstanding, Proprietary Information does not include information that is otherwise publicly known or available, provided it has not become public as a result of a breach of this Agreement or any other agreement to keep it confidential. It is not a breach of this Agreement for Executive to disclose Proprietary Information pursuant to order of a court or other governmental or legal body. All files, records, documents, computer-recorded or electronic information, drawings, specifications, equipment, and similar items relating to Company business, whether prepared by Executive or otherwise coming into his possession, will remain the Company’s exclusive property and will not be removed from Company premises under any circumstances whatsoever without the Company’s prior written consent, except when, and only for the period, necessary to carry out Executive’s duties hereunder, and if removed, will be immediately returned to the Company on termination of employment, and Executive will keep no copies thereof.
          (b) Inventions Agreement and Assignment.
               (i) Executive hereby agrees to disclose promptly to the Company (or any persons designated by it) all developments, designs, creations, improvements, original works of authorship, formulas, processes, know-how, techniques and/or inventions, hereinafter referred to collectively as “Inventions”) (i) which are made or conceived or reduced to practice by Executive, either alone or jointly with others, in performing his duties during the period of Executive’s employment by the Company, that relate to or are useful in the present or future business of the Company; or (ii) which result from tasks assigned to Executive by the Company, or from Executive’s use of the premises or other resources owned, leased or contracted by the Company.

               (ii) Executive agrees that all such Inventions which the Company in its discretion determines to be related to or useful in its business or its research or development, or which result from work performed by Executive for the Company, will be the sole and exclusive property of the Company and its assigns, and the Company and its assigns will have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Executive further agrees to assist the Company in every reasonable way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights and other statutory or common law protections for such Inventions in any and all countries. To that end, Executive will execute all documents for use in applying for and obtaining such patents, copyrights and other statutory or common law protections therefor and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or to persons or entities designated by the Company. Should the Company be unable to secure Executive’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright or other right or protection relating to any Invention, whether due to his mental or physical incapacity or any other cause, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and in his behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by Executive. Executive’s obligations under this subsection will continue beyond the termination of Executive’s employment with the Company, but the Company will compensate Executive at a reasonable rate after such termination for time actually spent by Executive at the Company’s request in providing such assistance.
               (iii) Executive hereby acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of Executive’s employment which are protectable by copyright are “works for hire,” as that term is defined in the United States Copyright Act (17 USCA, Section 101).
               (iv) Any provision in this Agreement requiring Executive to assign Executive’s rights in any Invention to the Company will not apply to any invention that is exempt under the provisions of California Labor Code Section 2870, which provides:
“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”
          (c) Non-Solicitation, Non-Interference. While employed by the Company, and thereafter for one (1) year following expiration of the Severance Period, Executive agrees not to (i) solicit, attempt to solicit or accept business from, either directly or indirectly, any vendor, customer, client, or supplier of the Company (including affiliates) which has or could reasonably be expected to have a material adverse effect on such vendor’s, customer’s, client’s or supplier’s relationship with the Company; or (ii) induce or attempt to induce any then existing employee or contractor to leave their employment with or service to the Company (including affiliates), or to employ or seek to employ any such person who was employed by or a consultant to the Company during the preceding three (3) months, provided that the latter restriction shall not apply with respect to any person involuntarily terminated by the Company, provided further that this exception shall not release any such person from his/her obligations to the Company (including affiliates).
          (d) Non-competition. Executive agrees that during the term of employment, and for any Severance Period thereafter, he will not, without the Company’s prior written consent, directly or indirectly, be employed by, be connected with, lend his name to or have an interest of any kind in, whether as an employee, consultant, officer, director, partner, stockholder, joint venturer, or otherwise, any person or entity owning, managing, controlling, operating, or otherwise participating or assisting in a Restricted Business. For purposes of this Agreement, Restricted Business is defined as electric retail aggregation. Executive’s agreement not to engage in any Restricted Business covers (i) during his employment by the Company, any location and (ii) after Executive’s employment has ended, any county in which the Company is conducting or specifically planning to conduct business or producing, marketing, distributing or selling any of its products or services; provided, however, that the foregoing is not intended to prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of a corporation which has a class of securities publicly traded on an exchange, in The Nasdaq Stock Market or in the over-the-counter market.
          (e) Remedies for Breach. Executive acknowledges that any breach by Executive of this Section 6 would cause the Company irreparable injury and damage for which monetary damages are inadequate. Accordingly, in the event of a breach or a threatened breach of this Section 6, the Company will be entitled to seek an injunction restraining such breach. Nothing contained herein will be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or such threatened breach. Executive has carefully read and considered these restrictions and agrees they are fair and reasonable restrictions on Executive and are reasonably required for the protection of the interests of the Company. Executive agrees not to circumvent the spirit of these restrictions by attempting to accomplish indirectly what Executive is otherwise restricted from doing directly.
          (f) Return of Materials. In the event of termination of Executive’s employment for any reason, Executive will promptly deliver to the Company all Company equipment (including, without limitation, any cellular phones, beeper/pagers, computer hardware and software, fax machines and other tools of the trade) and all originals and copies of all documents, including without limitation, all books, customer lists, forms, documents supplied by customers, records, product lists, writings, manuals, reports, financial documents and other documents or property in Executive’s possession or control, which relate to the Company’s business in any way whatsoever, and in particular to customers of the Company, or which may be considered to constitute or contain Confidential Information as defined herein, and Executive will neither retain, reproduce, nor distribute copies thereof (other than copies of Executive’s rolodex or similar address and telephone directories).
     7. Interpretation, Governing Law and Exclusive Forum. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California (excluding any that mandate the use of another jurisdiction’s laws). Any arbitration (unless otherwise mutually agreed), litigation or similar proceeding with respect to such matters only may be brought within California, and all parties to this Agreement consent to California’s jurisdiction.
     8. Continuing Obligations. Immediately prior to the Commencement Date, Executive was a consultant to the Company pursuant to the terms of a consulting services agreement (“Consulting Agreement”). In connection with the Consulting Agreement, Executive signed a Confidentiality and Non-Disclosure Agreement (“Confidentiality Agreement”). Executive acknowledges that his obligations under Articles IV(C), V(F) and V(J) of the Consulting Agreement, and his obligations under the Confidentiality Agreement, survive the termination of the Consulting Agreement, which termination was effective at the close of business on November 30, 2005. Executive further acknowledges and agrees that, to the extent there is any conflict between Executive’s promises in Article IV(C) of the Consulting Agreement and/or the Confidentiality Agreement and any promise in this Agreement, the promises that provide the greatest protection to the Company shall control.
     9. Entire Agreement. Except for Executive’s Stock Option and Restricted Stock Agreements and his Indemnification Agreement (the form of each agreement as set forth as an exhibit to this Agreement), all oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement.
     10. Severability. In the event that one or more of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such holding shall not impair the validity, legality or enforceability of the remaining provisions herein.
     11. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Executive and his estate, but Executive may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit plans in which he participates. The Company may not assign this Agreement to any affiliate or successor without Executive’s prior written consent.
     12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given by hand delivery, facsimile, telecopy, overnight courier service, or by United States certified or registered mail, return receipt requested. Each such notice, request, demand or other communication shall be effective (i) if delivered by hand or by overnight courier service, when delivered at the address specified in this Section 12; (ii) if given by facsimile or telecopy, when such facsimile or telecopy is transmitted to the facsimile or telecopy number specified in this Section 12 and confirmation is received if during normal business hours on a business day, otherwise, on the next business day; and (iii) if given by certified or registered mail, three days after the mailing thereof. Notices shall be addressed to the parties as follows (or at such other address or fax number as either party may from time to time specify in writing by giving notice as provided herein):

If to the Company:	Commerce Energy Group, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, California 92626
Attn: Chief Executive Officer
Fax No. (714) 481-6567

If to Executive:	Mr. Lawrence Clayton, Jr.
600 Anton Boulevard
Suite 2000
Costa Mesa, California 92626
Fax No: (714) 481-6567
     13. Indemnification and Insurance. The Company will indemnify Executive to the fullest extent permitted by the laws of the State of Delaware, as more fully described in the Indemnification Agreement dated December 1, 2005, the form of which is attached hereto as Exhibit D. While employed by the Company, and thereafter to the extent provided to the Company’s other senior executives, the Company shall, at its cost, provide insurance coverage to Executive at least to the same extent as other senior executive of the Company with respect to (a) officers and directors liability, (b) errors and omissions and (c) general liability. The foregoing rights conferred upon Executive shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or bylaws of the Company, agreement, vote of the stockholders or directors or otherwise.
     14. Dispute Resolution. The parties hereto agree that all disputes, claims or controversies between them and between Executive and any of the Company’s affiliated entities and the successor of all such entities, and any director, shareholder or employee of the Company or its affiliated entities who agrees to the dispute resolution procedures in this Section 14, including any dispute, claim or controversy arising from or otherwise in connection with this Agreement and/or Executive’s employment with the Company, will be resolved as follows:
          (a) Prior to initiating any other proceeding, the complaining party will provide the other party with a written statement of the claim identifying any supporting witnesses or documents and the requested relief. The responding party shall within forty-five (45) days furnish a statement of the relief, if any, that it is willing to provide, and identify supporting witnesses or documents.
          (b) If the matter is not resolved by the exchange of statements of claim and statements of response as provided herein, the parties shall submit the dispute to non-binding mediation, the cost of the mediator to be paid by the Company, before a mediator and/or service to be jointly selected by the parties. Each party will bear its own attorney’s fees and witness fees.
          (c) If the parties cannot agree on a mediator and/or if the matter is not otherwise resolved by mediation, any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by final and binding arbitration in the county in which the Executive last worked, or elsewhere as mutually agreed by the parties, by a single arbitrator pursuant to the Employment Dispute Rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”), or such other service as the parties may mutually agree upon. The parties may conduct discovery to the extent permitted in a court of law; the arbitrator will render an award together with a written opinion indicating the bases for such opinion; and the arbitrator will have full authority to award all remedies that would be available in court. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own attorney’s fees and costs, unless the claim is based on a statute that provides otherwise. The Company will pay the arbitrator’s fees and any administrative expenses of the arbitration service.
          (d) EXECUTIVE AND THE COMPANY AGREE THAT THIS ARBITRATION PROCEDURE WILL BE THE EXCLUSIVE MEANS OF REDRESS FOR ANY DISPUTES BETWEEN THEM, INCLUDING ANY RELATING TO OR ARISING FROM EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM, DISPUTES OVER ALLEGEDLY UNPAID WAGES, BREACH OF CONTRACT OR TORT, VIOLATION OF PUBLIC POLICY, RIGHTS PROVIDED BY FEDERAL, STATE OR LOCAL STATUTES, REGULATIONS, ORDINANCES, AND COMMON LAW, LAWS THAT PROHIBIT DISCRIMINATION BASED ON ANY PROTECTED CLASSIFICATION, AND ANY OTHER STATUTES OR LAWS RELATING TO EXECUTIVE’S RELATIONSHIP WITH THE COMPANY. THE FOREGOING NOTWITHSTANDING, CLAIMS FOR WORKERS’ COMPENSATION BENEFITS OR UNEMPLOYMENT INSURANCE, OR ANY OTHER CLAIMS WHERE MANDATORY ARBITRATION IS PROHIBITED BY LAW, ARE NOT COVERED BY THIS ARBITRATION PROVISION. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A JURY TRIAL, AND AGREE THAT THE ARBITRATOR’S AWARD SHALL BE FINAL AND BINDING ON BOTH PARTIES. THIS ARBITRATION PROVISION IS TO BE CONSTRUED AS BROADLY AS IS PERMISSIBLE UNDER APPLICABLE LAW.
     15. Representations. Each person executing this Agreement hereby represents and warrants on behalf of himself and of the entity/individual on whose behalf he is executing the Agreement that he is authorized to represent and bind the entity/individual on whose behalf he is executing the Agreement. Executive specifically represents and warrants to the Company that: he is not now under any contractual or other obligations that are inconsistent or in conflict with this Agreement or that would prevent, limit or impair Executive’s performance of his obligations under this Agreement.
     16. Amendments and Waivers. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by Executive and a duly authorized Company officer. Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time.
     17. Golden Parachute Limitation. Executive agrees that the payments and benefits under this Agreement, and all other contracts, arrangements or programs that apply to him, shall not, in the aggregate, exceed the maximum amount that may be paid to Executive without triggering golden parachute penalties under Section 280G and related provisions of the Internal Revenue Code, as determined in good faith by the Company’s independent auditors. If any benefits must be cut back to avoid triggering such penalties, Executive’s benefits shall be cut back in the priority order reasonably designated by the Company. If an amount in excess of the limits set forth in this Section 17 is paid to Executive, Executive agrees to repay the excess amount to the Company upon demand. The Company and Executive agree to cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties with respect to payments or benefits Executive receives.
     18. U.S. Citizenship and Immigration Services. Executive agrees to timely file all documents required by the Department of Homeland Security to verify his identity and lawful employment in the United States.
     19. Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city and other taxes or amounts as shall be determined by the Company to be required to be withheld pursuant to applicable laws, or governmental regulations or rulings.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

EXECUTIVE ACKNOWLEDGES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND HIM RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT (INCLUDING THE AGREEMENTS SET FORTH AS EXHIBITS) AND THAT HE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.
EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT (INCLUDING THE AGREEMENTS SET FORTH AS EXHIBITS), THAT HE UNDERSTANDS ALL OF SUCH AGREEMENTS, AND THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS SUCH AGREEMENTS WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT HE WISHED TO DO SO. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT HE IS GIVING UP HIS RIGHT TO A JURY TRIAL.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“Company”

COMMERCE ENERGY GROUP, INC.

By:	/S/ STEVEN S. BOSS

Steven S. Boss
Chief Executive Officer

“Executive”

/S/ LAWRENCE CLAYTON, JR.

LAWRENCE CLAYTON, JR.

EXHIBIT A
STOCK OPTION AGREEMENT
(Nonqualified Stock Option)
     This Stock Option Agreement (this “Agreement”), is entered into effective as of the Grant Date (as defined in paragraph 1), by and between Commerce Energy Group, Inc., a Delaware corporation (the “Company”), and the employee and officer of the Company listed in paragraph 1 (the “Optionee”).
Recitals
     WHEREAS, the Optionee has entered into an Employment Agreement (the “Employment Agreement”) dated as of December 1, 2005 with the Company;
     WHEREAS, the Employment Agreement provides that the Optionee shall be granted an option to purchase 120,000 shares of the Company’s common stock, $0.001 par value per share, upon the commencement of his employment;
     WHEREAS, the grant of stock options reflected by this Agreement is made pursuant to the terms of Section 4(c) of the Employment Agreement;
          WHEREAS, the Company maintains the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended (the “Plan”), which is incorporated into and forms a part of this Agreement;
          WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Board”) administers the Plan with respect to option grants to officers and employees; and
          WHEREAS, the Optionee has been selected by the Committee to receive a non-qualified stock option to purchase shares of the Company’s common stock under the Plan.
Agreement
     1. Terms of Award.
          (a) The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:
               (i) The “Optionee” is Lawrence Clayton, Jr.
               (ii) The “Grant Date” is December 1, 2005.
               (iii) The number of “Option Shares” shall be 120,000 shares of Common Stock.
               (iv) The “Exercise Price” is $1.68 per share.

          (b) Other terms used in this Agreement are defined pursuant to paragraph 14 or elsewhere in this Agreement.
     2. Award and Exercise Price. This Agreement specifies the terms of the option (the “Option”) granted to the Optionee to purchase the number of Option Shares at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an “incentive stock option” as that term is used in section 422 of the Code.
     3. Date of Exercise and Vesting.
          (a) Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment:

Amount Vested per Period/
Vesting Dates	Cumulative Amount Vested
December 1, 2006	40,000/40,000
December 1, 2007	40,000/80,000
December 1, 2008	40,000/120,000
          (b) Upon the Optionee’s termination of employment as a result of Termination by the Company without Cause or by the Optionee for Good Reason, a number of Options shall vest equal to the Options that would have vested over the twelve (12) month period after such termination if the Optionee remained employed by the Company, as long as the Optionee signs the severance agreement and general release document attached to the Employment Agreement.
          (c) An installment shall not become exercisable on the otherwise applicable vesting date if the Optionee’s termination date occurs on or before such vesting date; provided, however, that some or all of such Option Shares may become fully vested and exercisable in the discretion of the Committee. Subject to the provisions of paragraph 4, the Option may be exercised on or after the termination date only as to that portion of the Option Shares as to which it was exercisable immediately prior to the termination date, or as to which it became exercisable on the termination date in accordance with this paragraph 3.
     4. Expiration.
          (a) The vested portion of the Option shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date.
          (b) The “Expiration Date” shall be earliest to occur of:
               (i) December 1, 2015;
               (ii) if the Optionee’s termination date occurs by reason of death or Incapacity, the one-year anniversary of such termination date;
               (iii) if the Optionee’s termination date occurs for reasons other than death, Incapacity, or Cause, the three month anniversary of such termination date; or

               (iv) the earliest to occur of any of the following events (each a “Corporate Event”): (A) the dissolution or liquidation of the Company or a merger, consolidation or reorganization (including the sale of substantially all of its assets) of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity; or (B) the merger or other reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the outstanding shares of the Common Stock are changed into or exchanged for shares of the capital stock or other securities of another entity or for cash or other property; provided, however, that the Company may, in its discretion, and immediately prior to any Corporate Event, cause a new option to be substituted for this Option or cause this Option to be assumed by a successor entity or a parent or subsidiary of such entity; and such new option shall apply to all shares issued in addition to or substitution, replacement or modification of the shares of Common Stock theretofore covered by this Option.
          (c) Notwithstanding subparagraphs (a) and (b) of this paragraph 4, if the Optionee ceases to be an officer or employee of the Company or a Subsidiary due to Cause, all of the Optionee’s options shall terminate immediately upon such cessation, whether or not then exercisable.
          (d) The Company shall cause written notice to be given to the Optionee of the proposed Corporate Event not less than twenty (20) days prior to the anticipated effective date thereof, for the purpose of affording the Optionee the opportunity to exercise the Option, in accordance with the provisions of this Agreement, effective immediately prior to the consummation of the Corporate Event.
     5. Method of Option Exercise.
          (a) Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice(s), in the form attached hereto as Exhibit A, with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Common Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Common Stock indicated by the Optionee’s election. Payment shall be by cash or by check payable to the Company or, where expressly approved for the Optionee by the Committee and where permitted by law:
               (i) by cancellation of indebtedness of the Company to the Optionee;
               (ii) by surrender of shares that either: (A) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of Rule 144 under the Securities Act of 1933, as amended; or (B) were obtained by the Optionee in the public market;
               (iii) by waiver of compensation due or accrued to the Optionee for services rendered;
               (iv) with respect only to purchases upon exercise of the Option, and provided that a public market for the Company’s stock exists:

                    (1) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or
                    (2) through a “margin” commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or
               (v) by any combination of the foregoing.
     6. Transferability of Option. The Option granted hereunder may not be transferred by the Optionee except upon death by will or the laws of descent and distribution. Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 6. During the Optionee’s lifetime, only the Optionee (or his guardian or legal representative) may exercise the Option. In the event of the Optionee’s death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee’s estate or the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee’s death.
     7. Withholding of Taxes.
          (a) Withholding Generally. Upon exercise of this Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares.
          (b) Stock Withholding. When, under applicable tax laws, the Optionee incurs tax liability in connection with the exercise or vesting of this Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Option Shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Option Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
     8. Compliance With Securities Laws. This Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law.

     9. No Rights As Shareholder. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.
     10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.
     11. Not An Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of the Optionee’s employment or other service at any time.
     12. Adjustments. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Option Shares subject to this Option will be proportionately adjusted, subject to any required action by the Committee or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
     13. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Optionee and the Committee.
     14. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
          (a) “Board” means the Board of Directors of the Company.
          (b) “Cause” shall mean any of the following: (i) material breach by the Optionee of the Employment Agreement, of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the Optionee’s position following written notice from the Board and a reasonable opportunity to cure of not less than 20 days, or the failure to follow a reasonable and lawful instruction of the Board following written notice from the Board and an opportunity to cure of at least ten (10) days, unless, in either case, the Board reasonably determines that notice and the opportunity to cure would be impractical or futile; (iii) misconduct, dishonesty, self-dealing, fraud or similar conduct; or (iv) conviction of a crime or plea of guilty or nolo contendere for other than a minor traffic offense.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          (d) “Committee” shall mean the Compensation Committee of the Board, or in the absence of a Compensation Committee, the Board.
          (e) “Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
          (f) “Fair Market Value” of a share of Common Stock of the Company shall mean, as of any date (the “Determination Date”): (i) the closing price of a share of Common Stock on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on The Nasdaq Stock Market or a successor quotation system, (A) the last sales price (if the stock is then listed on the Nasdaq National Market) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by The Nasdaq Stock Market or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on The Nasdaq Stock Market but is otherwise traded in the over-the-counter market, the mean between the representative bid and asked prices on the Determination Date; or (iv) if clauses (i)-(iii) do not apply, the fair market value established in good faith by the Board.
          (g) “Good Reason” shall mean any one of the following, provided that with respect to (i) and (ii) below, the Company has failed to cure the occurrence within twenty (20) days of receiving written notice from the Optionee specifying the event or condition constituting the Good Reason and the specific reasonable cure requested by the Optionee: (i) reduction in the Optionee’s salary or participation in benefits, except as part of a general change in compensation plans or benefits for all similarly situated executives; (ii) any failure by the Company to comply with a material provision of the Employment Agreement; or (iii) within 180 days after a Change in Control (as defined in this Agreement).
          (h) “Change in Control” shall mean any of the following events:
               (i) the acquisition by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than (i) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an “Affiliate”), of any securities of the Company, immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of (i) the outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;
               (ii) the Company is a party to a merger or consolidation with a person other than an Affiliate which results in the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation; or

               (iii) all or substantially all of the assets of the Company are, in any transaction or series of transactions, sold or otherwise disposed of (other than to an Affiliate);
               (iv) provided, however, that in no event shall a “Change in Control” be deemed to have occurred for purposes of this Agreement (i) solely because the Company engages in an internal reorganization, which may include a transfer of assets to, or a merger or consolidation with, one or more Affiliates, or (ii) as a result of any transaction or series of transactions that has been approved by the Board.
          (i) “Incapacity” means the Optionee becomes unable, due to physical or mental illness or injury, to perform the essential duties of his employment for more than 12 weeks in any twelve month period with or without reasonable accommodation.
          (j) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     15. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to contracts entered into and performed in such State.
     16. Entire Agreement. The Agreement, together with the Plan, constitutes the entire agreement of the parties and supercedes any and all agreements, either oral or in writing, between the parties with respect to the subject matter hereof.
[SIGNATURE PAGE FOLLOWS]

Signature Page to Stock Option Agreement
     IN WITNESS WHEREOF, the parties have executed this Agreement to reflect the grant which was authorized on the Grant Date as first above written.

“COMPANY”

COMMERCE ENERGY GROUP, INC.

By :

Steven S. Boss
Chief Executive Officer

“OPTIONEE”

Lawrence Clayton, Jr.

EXHIBIT A
Form of Letter to be Used to Exercise Nonqualified Stock Option

Date
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626
Attention: Chief Financial Officer
     I wish to exercise the stock option granted on December 1, 2005 and evidenced by a Stock Option Agreement to acquire 120,000 shares of Common Stock of Commerce Energy Group, Inc., at an option price of [$1.68] per share (the “Option”) as follows (please check the applicable box):
     ☐ in part for ______ shares of Common Stock
     ☐ in full for all ______ shares of Common Stock that remain subject to the Option
     In accordance with the provisions of the Stock Option Agreement, I wish to make payment of the exercise price as follows (please check all that apply):
     ☐ in cash
     ☐ by delivery of shares of Common Stock held by me
     ☐ by simultaneous sale through a broker of Option Shares
     ☐ by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:

Name

Address

Very truly yours,

Signature

Lawrence Clayton, Jr.

Typed or Printed Name

Social Security Number

EXHIBIT B
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (this “Agreement”), is entered into effective as of the Grant Date (as defined in paragraph 1), by and between COMMERCE ENERGY GROUP, INC., a Delaware corporation (the “Company”), and LAWRENCE CLAYTON, JR. (“Recipient”).
Recitals
     A. Recipient has entered into an Employment Agreement (the “Employment Agreement”) dated as of December 1, 2005 with the Company;
     B. The Employment Agreement provides that for past services rendered to the Company, Recipient shall receive a stock bonus award in the form of restricted shares of the Company’s common stock, $0.001 par value per share;
     C. The Company maintains the 1999 Equity Incentive Plan, as amended (the “Plan”), which is incorporated into and forms a part of this Agreement;
     D. The Compensation Committee of the Company’s Board of Directors (the “Committee”) administers the Plan;
     E. Recipient has been selected by the Committee to receive a stock bonus award in the form of restricted shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), under the Plan; and
     F. The grant of restricted stock is made pursuant to the terms of Section 4(d) of the Employment Agreement.
Agreement
     1. Award and Consideration. On the terms and conditions set forth in this Agreement, the Company, hereby issues to Recipient on December 1, 2005 (the “Grant Date”), for past services rendered to the Company Forty-Five Thousand (45,000) shares (the “Restricted Shares”) of Common Stock. All of the Restricted Shares issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes.
     2. Escrow and Repurchase Right.
          (a) Escrow. For purposes of facilitating the enforcement of the provisions of this Section 2, Recipient agrees, immediately upon receipt of the certificate(s) for all the Restricted Shares, to deliver such certificate(s), together with a “Stock Assignment Separate from Certificate” in the form attached hereto as Exhibit A, executed in blank by Recipient (and Recipient’s spouse if required for transfer) with respect to each such stock certificate issued hereunder, to the Secretary or Assistant Secretary of the Company or their designee (the “Escrow

Holder”) to hold in escrow for so long as such Restricted Shares remains subject to any Repurchase Right (as defined below), and granting the Company the authority to take all actions necessary to effectuate all transfers and/or releases (including releasing such shares of Common Stock with respect to which the restrictions have lapsed) as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. Recipient hereby acknowledges that such appointment of the Escrow Holder with such stated authorities is a material inducement to the Company to enter into this Agreement, and such appointment is accordingly irrevocable. Recipient agrees that neither the Company nor such Escrow Holder shall be liable to the Recipient or any Permitted Transferee for any actions or omissions unless such Escrow Holder is grossly negligent or engages in willful misconduct relative thereto. The Recipient agrees that the Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.
          (b) Scope of Repurchase Right.
               (i) If Recipient’s employment by the Company is terminated before the Restricted Shares and Additional Securities (as defined below) are released from the Company’s Repurchase Right (as defined below), the Company shall, upon the date of such termination, have the right to repurchase all or any portion of the Restricted Shares and Additional Securities for $0.001 per share (the “Repurchase Right”). The Company may exercise the Repurchase Right by delivering written notice to Recipient within ninety (90) days after the date of termination.
               (ii) If the requisite period (in the case of Restricted Shares vesting over time) (“Vesting Period”) or the Performance Goal (as defined below) for any Performance Period (as defined below) are not met, the Company shall have the right to repurchase the Restricted Shares and any Additional Securities allocated to the Vesting Period or that Performance Period, for $0.001 per share (the “Repurchase Right”). The Company may exercise the Repurchase Right by delivering written notice to Recipient within ninety (90) days after the first anniversary of the Commencement Date, in the case of Restricted Shares vesting over time, or within ninety (90) days after the date that the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission with respect to Restricted Shares vesting during any applicable Performance Period.
               (iii) Upon delivery of a repurchase notice pursuant to this Section 2(b), the Company shall become the legal and beneficial owner of the Restricted Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Restricted Shares being repurchased by the Company. Recipient shall forfeit the right to all cash or other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for all or any part of the Restricted Shares and Additional Securities that are repurchased by the Company pursuant hereto.
          (c) Termination of the Repurchase Right. With respect to each of the fiscal years ending July 31, 2007 and July 31, 2008 (each a “Performance Period”), the Repurchase Right shall terminate and cease to be exercisable with respect to 15,000 shares if the Company equals or exceeds the performance targets established by the Board for purposes of this Agreement (each a “Performance Goal”) for such Performance Period. Further, the Repurchase Right shall terminate and cease to be exercisable with respect to 15,000 shares on the first anniversary of the Commencement Date. Upon the Recipient’s termination of employment as a result of termination by the Company without Cause or Resignation by the Recipient with Good Reason (as each such term is defined in the Recipient’s employment agreement with the Company), the Repurchase Right shall terminate and cease to be exercisable with respect to the number of shares that would have vested during the twelve (12) month period after such termination if the Recipient remained employed with the Company, as long as Recipient signs the severance agreement and general release document attached to the Employment Agreement.
          (d) Additional Securities. For purposes of this Section 2, Restricted Shares shall include all securities received in replacement of the Restricted Shares, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new or additional securities or other properties to which Recipient is entitled by reason of Recipient’s ownership of the Restricted Shares (hereinafter called “Additional Securities”). Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. All Restricted Shares, including Additional Securities, shall be subject to the restrictions contained in this Agreement.
          (e) Transfer Restrictions. Until the Right of Repurchase lapses, Recipient shall not transfer, assign, encumber or otherwise dispose of or grant a lien in or to any Restricted Shares or Additional Securities, without the prior written consent of the Company. Prior to the Right of Repurchase lapsing, Recipient may transfer Restricted Shares and Additional Securities (a) by beneficiary designation, will or intestate succession, or (b) to Recipient’s spouse, children or grandchildren or to a trust established by Recipient for the benefit of Recipient or Recipient’s spouse, children or grandchildren (each, a “Permitted Transfer”). If Recipient makes such a Permitted Transfer of any Restricted Shares or Additional Securities, then this Section 2 shall apply to the transferee to the same extent as to Recipient. The Company shall not be required (i) to transfer on its books any Restricted Shares or Additional Securities which have been sold or transferred in violation of the provisions of this Agreement (and the Company may issue appropriate “stop transfer” instructions to its transfer agent accordingly) or (ii) to treat as the owner of the Restricted Shares or Additional Securities, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Restricted Shares or Additional Securities have been transferred in contravention of this Agreement. All certificates representing the Restricted Shares or Additional Securities shall have endorsed thereon the following legend:
“The shares represented by this certificate are subject to potential forfeiture and to restrictions upon transfer, including certain options to purchase such shares, set forth in an agreement between the issuer and the registered holder, a copy of which is on file at the principal office of the issuer corporation and will be furnished upon request to such registered holder.”
     3. Representations and Warranties of The Recipient. Recipient represents and warrants to the Company each of the following matters:

          (a) Authorization. Recipient has full power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.
          (b) Purchase Entirely for Own Account. This Agreement is made with Recipient in reliance upon Recipient’s representation to the Company, which by Recipient’s execution of this Agreement Recipient hereby confirms, that the Restricted Shares will be acquired for investment for Recipient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Recipient has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Recipient further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Restricted Shares.
          (c) Investment Experience. Recipient acknowledges that he has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Restricted Shares.
     4. Compliance With Securities Laws.
          (a) In addition to the restrictions contained in this Agreement, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Restricted Shares and Additional Securities (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.
          (b) THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
          (c) All certificates representing the Restricted Shares or Additional Securities and all certificates issued in transfer thereof or substitution therefor shall, where applicable, have endorsed thereon the following legends:
               (i) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. These securities have been acquired for investment and not with a view to distribution and may not be offered for sale, sold, pledged or otherwise transferred in the absence of an effective registration statement for such securities under the Securities Act of 1933 or an opinion of counsel reasonably satisfactory in form and content to the issuer that such registration is not required under such Act.”

               (ii) Any legend required to be placed thereon by any applicable state securities law.
     5. Section 83(b) Election. Recipient hereby represents that he understands (a) the contents and requirements of a timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), (b) the application of Section 83(b) to the grant of the Restricted Shares by Recipient pursuant to this Agreement, (c) the nature of the election to be made by Recipient under Section 83(b), and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. Recipient further represents that he intends to file an election pursuant to Section 83(b), the form of which election is attached hereto as Exhibit B, with the Internal Revenue Service within thirty (30) days following the grant of the Restricted Shares hereunder, and a copy of such election with his federal tax return for the calendar year in which the date of this Agreement falls. Recipient covenants to inform the Company of any change in Recipient’s state of residency. Recipient shall provide the Company with a copy of any timely 83(b) Election. If Recipient makes a timely 83(b) Election, Recipient shall immediately pay to the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. The Company may require Recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Restricted Shares. Recipient hereby represents that he has had an opportunity to consult a tax advisor.
     6. Distributions. The Company shall disburse to Recipient all dividends, interest and other distributions paid or made in cash or property (other than Additional Securities) with respect to the Restricted Shares and Additional Securities, less any applicable federal or state withholding taxes.
     7. Not An Employment Contract. The grant of Restricted Shares will not confer on Recipient any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of the Recipient’s employment or other service at any time.
     8. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Recipient and the Board of Directors of the Company.
     9. Assignment; Successors. The Recipient shall not transfer, assign or encumber any of his rights, privileges, duties or obligations under this Agreement without the prior written consent of the Company, and any attempt to so transfer, assign or encumber shall be void. The Company may transfer, assign or encumber its rights, privileges, duties or obligations under this Agreement (including, without limitation, the right to maintain the escrow for the Restricted Shares or Additional Securities and the Repurchase Right), to any of its subsidiaries or affiliates. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     10. Entire Agreement. The Agreement, together with the Employment Agreement and the Plan, constitutes the entire agreement of the parties and supercedes any and all agreements, either oral or in writing, between the parties with respect to the subject matter hereof. If there is any conflict in terms between this Agreement and the Employment Agreement, the terms of this Agreement shall prevail. The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by Recipient from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.
     11. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as such laws are applied to contracts entered into and performed in such State.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of December 1, 2005 to reflect the grant which was authorized on the Grant Date as first above written.

“COMPANY”

COMMERCE ENERGY GROUP, INC.

By:

Steven S. Boss
Chief Executive Officer

“RECIPIENT”

By:

Lawrence Clayton, Jr.

Address:
Mr. Lawrence Clayton, Jr.
Commerce Energy Group, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, California 92626

EXHIBIT A
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between the undersigned and Commerce Energy Group, Inc., a Delaware corporation (the “Company”), dated as of December 1, 2005 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto the Company                                                              (___) shares of the Common Stock of the Company, standing in his name on the books of the Company, represented by Certificate No. ___herewith, and does hereby irrevocably constitute and appoint                                          attorney to transfer the said stock in the books of the Company with full power of substitution.
DATED:                                         ,
By:
Print name:
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures.

Exhibit C
SEPARATION AGREEMENT AND GENERAL RELEASE
     This Separation Agreement and General Release (this “Agreement”) is hereby entered into by and between Lawrence Clayton, Jr., an individual (the “Executive”), and Commerce Energy Group, Inc., a Delaware corporation, on behalf of itself and all of its subsidiaries (collectively, “the Company”).
Recitals
     A. The Executive has been employed by the Company pursuant to an Employment Agreement by and between the Company and the Executive effective as of December 1, 2005, attached hereto as Exhibit A (the “Employment Agreement”), serving as Chief Finance Officer of the Company; and
     B. The Executive’s employment with the Company and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as “the Company and its Related Entities”) will be ended on the terms and conditions set forth in this Agreement.
Agreement
     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
          1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the eighth day after it has been executed by both of the parties (the “Effective Date”).
          2. End of Employment. The Executive’s employment with the Company and its Related Entities has ended or will end, effective as of 12:00 p.m. PDT, on ___(the “Termination Date”).
          3. Continuation of Benefits After the Termination Date. Except as expressly provided in this Agreement or in the plan documents governing the Company’s employee benefit plans, after the Termination Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company’s 401(k) retirement plan; provided, however, that nothing in this Agreement shall waive the Executive’s right to any vested amounts in the Company’s 401(k) retirement plan, which amounts shall be handled as provided in the plan.
          4. COBRA Benefits. The Company shall provide the Executive with continuation coverage under the terms of COBRA for a period of twelve (12) months following the Termination Date, as long as the Executive has not revoked this Agreement as provided in Section 15(c), below, and the Company’s counsel has received a signed original of this Agreement. Thereafter, the Executive shall have the right to continue such coverage at his own expense in accordance with the provisions of COBRA.

          5. Normal Salary Through Termination Date. Within one business day after the Termination Date, the Company shall pay the Executive the prorated portion of his salary earned through the Termination Date, and for all accrued, unused vacation days.
          6. Severance Payments. In return for the Executive’s promises in this Agreement, the Company will provide Executive with a severance payment in the gross amount of $___, which is equal to twelve (12) months of salary (“Severance Payment”), less deductions required by law. The foregoing amount shall be divided and paid in 12 equal bi-weekly payments, starting on the Company’s first business day that is six (6) months after the Termination Date (“Severance Period”), as long as the Executive has not revoked this Agreement as provided in Section 15(c), below, and the Company’s counsel has received a signed original of this Agreement. The payments shall be made, at the option of the Executive, by checks mailed to the Executive or direct deposit to an account specified by him.
          7. Stock Options. The Executive shall sign the Voting and Standstill Agreement attached hereto as Exhibit B. All restrictions on any outstanding stock awards granted to the Executive by the Company, including restricted stock awards, shall lapse, and such stock awards shall become fully (100%) and immediately vested, and all stock options granted to the Executive shall become fully (100%) and immediately exercisable. However, all such stock awards, all shares of common stock which are issuable upon exercise of such stock options and any other shares of the Company that the Executive owns shall be subject to the terms and conditions of the Voting and Standstill Agreement.
          8. Effect of Subsequent Employment. If the Executive accepts employment any time prior to the expiration of the Severance Period, the Company’s obligation to pay the balance of the Severance Payment and the premiums for continuation coverage under COBRA will be extinguished as of the date the Executive accepts the offer of employment, and the Executive shall not receive the unpaid portion of the Severance Payment and any COBRA continuation coverage under the Company’s group health plan will be at his own expense.
          9. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the cash payments under Sections 5 and 6 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by The Company and its Related Entities through the Termination Date, under the Employment Agreement or otherwise.
          10. Tax Consequences. The Executive acknowledges that (a) the Company has not made any representations to him about, and that he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement and/or his exercise of any stock options, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code, and (b) he has or will consult with his own tax advisors as to any such tax consequences.

          11. Status of Related Agreements and Future Employment.
                (a) Agreements Between the Executive and the Company. The Executive and the Company agree that, in addition to this Agreement, the Employment Agreement, attached hereto as Exhibit A, and the Indemnification Agreement dated as of December 1, 2005, attached hereto as Exhibit C (“Commerce Indemnification Agreement”) are the only other executed agreements between the Company and the Executive.
                (b) Employment Agreement. The parties agree that the Employment Agreement shall be terminated as of the Termination Date. Notwithstanding the termination of the Employment Agreement, the Executive acknowledges that the duties and obligations set forth in Section 6 of the Employment Agreement extend beyond the Termination Date. In the event that any provision of this Agreement conflicts with Section 6 of the Employment Agreement, the terms and provisions of the section(s) providing the greatest protection to the Company and its Related Entities shall control.
                (c) Indemnification Agreement and Indemnification. Notwithstanding the termination of the Employment Agreement or any provision of this Agreement, the Executive and the Company acknowledge and agree that the Commerce Indemnification Agreement shall remain in full force and effect in accordance with its terms.
          12. Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Releasees”), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive’s Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation, or termination of the Executive by any of the Company Releasees, the Executive’s tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive’s Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees, to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship or operating a publicly held business. Nothing contained in this Section 12 or any other provision of this Agreement shall release or waive any right that Executive has to indemnification and/or reimbursement of expenses by the Company with respect to which Executive may be eligible as provided in Section 11(c), above.
          13. Waiver of Civil Code Section 1542.
                (a) The Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive expressly waives and relinquishes any and all rights he may have under California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
                (b) The Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.
          14. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the Effective Date.
          15. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:
                (a) The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;
                (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and
                (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 9, 12 and 14 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company’s Chief Executive Officer before the close of business on the seventh calendar day after he signs this Agreement.
          16. Confidentiality of Agreement. After the execution of this Agreement by the Executive, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by Executive to his attorney, tax advisors and/or immediate family members, or as may be required by law.
          17. No Filings. The Executive represents that he has not filed any lawsuits, claims, charges or complaints against the Company Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. This Section 17 shall not prohibit the Executive from challenging the validity of the ADEA release in Section 14 of this Agreement. It shall not be a breach of this Section 17 for Executive to testify truthfully in any judicial or administrative proceeding.
          18. Confidential and Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Confidential Information as defined in Section 6 of the Employment Agreement. The Executive represents and warrants that he has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in the Executive’s possession or control without retaining copies thereof. The Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of the Company and its Related Entities. In addition to his promises in Section 6 of the Employment Agreement, the Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Chief Executive Officer or Board of Directors of the Company. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify the Company’s Chief Executive Officer as soon as is reasonably practicable after receiving notice and will cooperate with the Company and its Related Entities in minimizing the disclosure thereof.
          19. Prohibited Activities. In addition to the Executive’s promises in Section 6 of the Employment Agreement, the Executive agrees that he will not, directly or indirectly, become engaged as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services for a period of twelve (12) months from the Effective Date of this Agreement. To the extent there is any conflict between the Executive’s promises in Section 6 of the Employment Agreement and this Section 19, the promises that provide the greatest protection to the Company and its Related Entities shall control.
          20. Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to the Company and its Related Entities, or any violation of Section 6 of the Employment Agreement, and any violation of Sections 16, 18 and 19 of this Agreement, will result in irreparable harm to the Company and its Related Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief. To the extent there is any conflict between Section 6 of the Employment Agreement and this Section 20, the provision providing the greatest protection to the Company and its Related Entities shall control. In addition, in the event of a breach of any provision of this Agreement by the Executive, including Sections 16, 18 and 19, the Executive shall forfeit, and the Company and its Related Entities may cease paying, any unpaid installments of the Severance Payment under Section 6, above, and the Company and its Related Entities shall, without excluding other remedies available to them, be entitled to an award in the amount of all installments of the Severance Payment made by the Company to the Executive.
          21. Cooperation Clause.
                (a) To facilitate the orderly conduct of the Company and its Related Entities’ businesses, for the Severance Period, the Executive agrees to cooperate, at no charge, with the Company and its Related Entities’ reasonable requests for information or assistance related to the time of his employment.
                (b) For the Severance Period, the Executive agrees to cooperate, at no charge, with the Company’s and its Related Entities’ and its or their counsel’s reasonable requests for information or assistance related to (i) any investigations (including internal investigations) and audits of the Company and its Related Entities’ management’s current and past conduct and business and accounting practices and (ii) the Company and its Related Entities’ defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and its Related Entities. Except as required by law or authorized in advance by the Board of Directors of the Company, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company and its Related Entities or any of their directors or officers is being contemplated, concerning the management or governance of the Company and its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and its Related Entities, or the financial status of the Company and its Related Entities. If asked about any such individuals or matters, the Executive shall say: “I have no comment,” and shall direct the inquirer to the Company. The Executive acknowledges that any violation of this Section 21 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and its Related Entities for injunctive relief.
          22. No Future Employment. The Executive understands that his employment with the Company and its Related Entities will irrevocably end as of the Termination Date and will not be resumed at any time in the future. The Executive agrees that he will not apply for, seek or accept employment by the Company and its Related Entities at any time, unless invited to do so by the Company and its Related Entities.
          23. Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party. It shall not be a breach of this Section 23 for the Executive to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings.
          24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.
          25. Venue and Waiver of Right to Jury Trial. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive or the Company and its Related Entities, shall be litigated in courts having situs within the State of California, County of Orange, and the each of the parties hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the parties wherever such parties may be located, respectively, or by certified or registered mail directed to the Executive at his/its last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.
          26. Attorneys’ Fees. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys’ fees.
          27. Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

          28. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.
          29. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.
          30. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.
          31. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.
          32. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.
          33. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive’s rights under this Agreement are not assignable, except to his estate.
          34. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Executive:	Lawrence Clayton, Jr.

Fax:

If to the Company:	Commerce Energy Group, Inc
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
Attn: Chief Executive Officer
Fax: (714) 481-6567

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.
          35. Miscellaneous Provisions.
                (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.
                (b) Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.
                (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.
                (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.
                (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.
                (f) Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.
                (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.
     EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO THE EXECUTIVE, HE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

“Executive”
LAWRENCE CLAYTON, JR.

Dated: ______, 20___

“Company”	COMMERCE ENERGY GROUP, INC., a Delaware corporation

By: ________________________ Printed Name: ________________ Title: ________________________ Dated: ____________, 20_________

Exhibit D
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made and entered into as of December 1, 2005 and is effective as of August 1, 2005, by and between Commerce Energy Group, Inc., a Delaware corporation (the “Corporation”), and Lawrence Clayton, Jr., an individual (“Indemnitee”).
Recitals
     A. Indemnitee performs a valuable service to the Corporation in his capacity as an officer of the Corporation.
     B. The Amended and Restated Certificate of Incorporation (the “Certificate”) and the Bylaws (the “Bylaws”) of the Corporation provide for the indemnification of the officers and directors of the Corporation as authorized by the Delaware General Corporation Law, as amended (the “DGCL”).
     C. The Certificate, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.
     D. In accordance with the authorization provided by the Certificate, the Bylaws and the DGCL, the Corporation is entitled to purchase a policy or policies of directors’ and officers’ liability insurance covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.
     E. As a result of developments affecting the terms, scope and availability of such insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.
     F. In order to induce Indemnitee to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.
Agreement
     1. Indemnity of Indemnitee. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Certificate, the Bylaws and the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the Certificate, the Bylaws or the DGCL prior to adoption of such amendment); provided, however, that the Corporation shall not indemnify Indemnitee in connection with any proceeding, (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding, was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (iv) the proceeding is initiated with respect to a proceeding to enforce rights to indemnification pursuant to Section 8 hereof. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.
     2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:
          (a) Against all liabilities, losses, expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is a party or a witness, by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.
          (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the DGCL.
     3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:
          (a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
          (b) On account of Indemnitee’s conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;
          (c) On account of, or attributable to, Indemnitee’s conduct that constituted a breach of Indemnitee’s duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;
          (d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;
          (e) The payment of which by the Corporation under this Agreement is not permitted by applicable law;
          (f) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws; or
          (g) In connection with any proceeding, (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding, was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (iv) the proceeding is initiated pursuant to Section 8 hereof.
     4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was (i) a director of the Corporation or (ii) serving in any other capacity referred to herein, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
     5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof
          (a) The Corporation will be entitled to participate therein at its own expense;
          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and
          (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent which may be given or withheld in Indemnitee’s sole discretion.
     7. Expenses. The Corporation shall pay the expenses incurred by Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by the DGCL, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.
     8. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee only in the Chancery Court of the State of Delaware if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 3 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
     9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
     10. Non Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.
     11. Survival of Rights.
          (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
     12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Certificate, the Bylaws, the DGCL or any other applicable law.
     13. Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of the State of Delaware for all purposes in connection with any action or proceeding, which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the Chancery Courts of the State of Delaware.
     14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
     15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
     16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
          (a) If to Indemnitee, to:
Mr. Lawrence Clayton, Jr.
Commerce Energy Group, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, California 92626
          (b) If to the Corporation, to:
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626
Attn: Chief Executive Officer
or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.

“Indemnitee”

Lawrence Clayton, Jr.

“Corporation”	COMMERCE ENERGY GROUP, INC., a
Delaware corporation

By:

Steven S. Boss
Chief Executive Officer